Exhibit 10.1

AMENDMENT TO
DUKE ENERGY CORPORATION
EXECUTIVE SAVINGS PLAN
(as Amended and Restated Effective as of January 1, 2008)

The Duke Energy Corporation Executive Savings Plan (as Amended and Restated Effective as of January 1, 2008) (the “Plan”) is amended, effective August 26, 2008, as follows:

1.            Sections 7.10 and 7.11 of the Plan are hereby superseded and replaced in their entirety as set forth below:

“7.10    Transition Relief for Payment Elections – Post-2004 Deferrals.  With respect to Post-2004 Deferrals, a Participant designated by the Committee may, no later than a date specified by the Committee (provided that such date occurs no later than December 31, 2008 or such other date as permitted under Section 409A of the Code) elect on a form provided by the Committee to (a) change the date of payment of his or her Subaccounts to a date otherwise permitted for that Subaccount under the Plan; (b) change the form of payment of his or her Subaccounts to a form of payment otherwise permitted for that Subaccount under the Plan; or (c) receive payment of all or a designated portion of one or more of his or her Subaccounts in a single lump sum on a date in 2009 designated by the Committee.  The Committee may also take any action that it deems necessary, in its sole discretion, to amend prior Deferral Elections or payment elections of a Participant, without the Participant’s consent, to conform such elections to the terms of this Plan.  This Section is intended to comply with Notice 2007-86, any subsequent notice or guidance, and the applicable proposed and final Treasury Regulations issued under Section 409A of the Code and shall be interpreted in a manner consistent with such intent.

7.11         Mandatory Six-Month Delay – Post-2004 Deferrals.  Except as otherwise provided in Sections 7.12(a) and (b), with respect to any Participant who is a Specified Employee as of his or her Separation from Service, the payment of Post-2004 Deferrals that are otherwise payable pursuant to the Participant’s Separation from Service shall commence within 60 days after the first business day of the seventh month following such Separation from Service (or if earlier, upon the Participant’s death).”

2.            Except as explicitly set forth herein, the Plan will remain in full force and effect.

This amendment has been executed by an authorized officer of Duke Energy Corporation on August 29, 2008.

DUKE ENERGY CORPORATION

By:	/s/Marc E. Manly
Marc E. Manly
Group Executive & Chief Legal Officer